Exhibit 10.7

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF] 8 September 2021 Private & Confidential

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

10/F

Seaview Centre

139-141 Hoi Bun Road

Kwun Tong

Kowloon

Attention: Patrick Lau

Dear Sirs

Banking Facility(ies)

We, Dah Sing Bank, Limited (the “Bank”), have the pleasure to inform you that we are placing at your disposal the banking facility(ies) (the “Facility”) with the terms and conditions outlined below:

A.	BORROWER

1.	Neo-Concept (Holdings) Company Limited
2.	Neo-Concept International Company Limited

B.	FACILITY TYPE, CONDITIONS AND LIMIT

Facilitv Type and Conditions	Facility Limit /
(Sub-Limit)

Banking facilities available to the Borrower

1.	TRADE FACILITIES I	HKD30,000,000.00

OPENING OF LETTER OF CREDIT (“LC”)

&/OR TRUST RECEIPT (tenor: upto 120 DAYS)

&/OR INVOICE FINANCING (tenor: upto 120 DAYS)

&/OR NEGOTIATING EXPORT LETTER CREDIT WITH

LETTER OF GUARANTEE (“LCLG”) (tenor: upto 120 DAYS)

With the following Sub-Limit:

1.1.	TRADE FACILITIES II	(HKD20,000,000.00)

PACKING LOAN AGAINST LC (tenor: upto 120 DAYS)

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

Interest Rate for Trade Facilities I and II:

For import:

Hong Kong Dollar:

@2.75% p.a. over Hong Kong Interbank Offered Rate (“HIBOR”). HIBOR means the HK Interbank Offered Rate for HK Dollars Deposit shown on the Reuters page “HKAB HIBOR” at or about 11:00 a.m. (HK time) on the first day of each interest period.

United States Dollars:

@2.75% p.a. over the Reference Rate applicable to USD as set out under Option B of “Reference Rate Terms” under Schedule 1 of this Facility Letter.

For export:

Hong Kong Dollar:

@l.75% p.a. over Hong Kong Interbank Offered Rate (“HIBOR”). HIBOR means the HK Interbank Offered Rate for HK Dollars Deposit shown on the Reuters page “HKAB HIBOR” at or about 11:00 a.m. (HK time) on the first day of each interest period.

United States Dollars:

@1.75% p.a. over the Reference Rate applicable to USD as set out under Option B of “Reference Rate Terms” under Schedule 1 of this Facility Letter.

Commission/Charge(s) for Trade Facilities I and II:

1.	Commission for LC Opening and Invoice Financing: 1/16% flat

2.	Commission in lieu of Exchange: 1/32% flat

3.	Other fees and commissions will be charged at the Bank’s standard rates unless otherwise stipulated.

Condition(s) for Trade Facilities I and II:

For LC:

(i)	Opening of LC is for covering the import of goods and/or documents payable at sight or usance bills.

For Invoice Financing:

(ii)	Invoice Financing is restricted to pre-approved suppliers. The maximum financing ratio shall be up to 100% of invoice value with tenor up to 120 days from the date of drawdown.

(iii)	Additional 14 days is allowed if invoice dated longer than 3 months from the date of drawdown (i.e. 14 days + 90 days) and the excess period (14 days) will be deducted from the total financing tenor.

(iv)	Only commercial invoices from the pre-approved suppliers are accepted for Invoice Financing drawdown at the Bank.

(v)	All proceeds from Invoice Financing shall be payable directly to the suppliers.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

For LCLG:

(vi)	The maximum financing ratio shall be up to 100% against presentation of invoices and shipping documents.

(vii)	Lodgement of export LC is required.

For Packing Loan Against LC:

(viii)	Packing Loan is allowed for drawdown before shipment with advance up to 70% of the amount of the valid export LC for a maximum tenor of 120 days or the expiry date of related LC, whichever is earlier.

(ix)	Export LC issued by the banks must be acceptable to the Bank.

(x)	All proceeds from Packing Loan Against LC shall be payable directly to the Borrowers’ account.

1.2	BRIDGING LOAN	(HKD30,000,000.00)

To be repaid by 3 equal and consecutive monthly instalments

Interest Rate:

Hong Kong Dollar:

@2.75% p.a. over Hong Kong Interbank Offered Rate (“HIBOR”). HIBOR means the HK Interbank Offered Rate for HK Dollars Deposit shown on the Reuters page “HKAB HIBOR” at or about 11:00 a.m. (HK time) on the first day of each interest period.

(or the Borrower’s the existing outstanding amount maintained with Hang Sang Bank Limited as at the date of drawdown, whichever is lower)

Condition(s) for Bridging Loan:

(i)	The Bridging Loan is used to settle the existing outstandings maintained with Hang Seng Bank Limited.

(ii)	Early repayment is acceptable without penalty to be charged.

Banking facilities available to Borrower 1

2.	OVERDRAFT		HKD4,500,000.00

	Interest Rate:	@0.5% p.a. over the Bank’s HKD Prime Rate. Overdraft interest is payable monthly in arrears. Accrued interest, if not so paid, shall be added to the principal and bear interest accordingly.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

3.	TERM LOAN	HKD7,000,000.00

	To be repaid by 96 equal and consecutive monthly instalments	(or the Borrower’s the existing outstanding amount maintained with Hang Sang Bank Limited as at the date of drawdown, whichever is lower)

Interest Rate :

@1.75% p.a. over Hong Kong Interbank Offered Rate (“HIBOR”). HIBOR means the HK Interbank Offered Rate for HK Dollars Deposit shown on the Reuters page “HKAB HIBOR’’ at or about 11:00 a.m. (HK time) on the first day of each interest period.

(Capped at 2% p.a. below the Bank’s HKD Prime Rate)

Condition(s) for Tenn Loan:

(i)	The Term Loan is used to settle the existing outstandings maintained with Hang Seng Bank Limited.

(ii)	Partial prepayment shall be in the minimum of HKD50,000.00 and in the multiple of HKD10,000.00.

(iii)	If the request for early redemption takes place on a date other than the monthly instalment due date, interest shall be calculated to the upcoming monthly instalment due date and sufficient prior notice must be given.

(iv)	Change of the duration of an interest period to a duration offered by the Bank from time to time is allowed provided that the written notice is received by the Bank at least seven banking days before the first day of that interest period. In the absence of such notice, an interest period will be of the same duration as the previous one. A conversion fee of HKD2,000.00 will be charged for each change of interest period.

Treasury Facilities:

4.	TREASURY FACILITY – FOREIGN EXCHANGE FORWARD CONTRACT FOR HEDGING PURPOSE	USD6,000,000.00 being maximum Notional Amount

The Treasury Facility shall only be used for the purchase of the Foreign Exchange Forward Contract of the Bank for hedging purpose only subject to the Maximum Notional Amount(s) and Maximum Tenor(s) as follows:-

Maximum Tenor up to 12 month(s)

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

Conditions for Treasury Facility:

Borrower I agrees that:-

1.	All Foreign Exchange Forward Contract transactions (whether entered into before, on or after the date of this Facility Letter) entered into by Borrower 1 with the use of the Treasury Facility (the “Treasury Contracts”) are subject to and governed by the terms and conditions of the “Master Terms and Conditions” / “Master Terms and Conditions for VIP Banking Services” of the Bank (each as may be revised and amended by the Bank from time to time) (collectively, the “TRD T&Cs”).

2.	For the purpose of determining when Borrower 1 shall provide additional collateral (or margin) under paragraph 3 below, the Bank shall, in its sole and absolute discretion, designate a facility valuation limit (the “Facility Valuation Limit”) to Borrower 1, the level of which shall be adjusted by the Bank from time to time in its sole and absolute discretion.

3.	The Bank shall be entitled (but shall not be obliged) to demand Borrower 1 to provide additional collateral (including but not limited to funds, property and/or any other types of assets as may be approved by the Bank from time to time) or close out any or all outstanding Treasury Contracts without further reference to Borrower 1 if the total marked-to-market loss of the Treasury Contracts exceeds the Facility Valuation Limit. For the avoidance of doubt, the Bank shall not be liable to Borrower 1 in any respect of any indebtedness or losses resulting therefrom.

4.	Notwithstanding and in addition to paragraph 3 above, the Bank may at any time in its sole and absolute discretion demand Borrower 1’s provision of required security/collateral or additional security/collateral and/or margin/cash cover (the “Required Security”) and the Bank may (but shall not be obliged to) in its sole and absolute discretion close out any or all of the Treasury Contracts (and demand settlement of the balance due) should Borrower 1 fail to provide the Required Security.

5.	The Bank shall be obliged to, upon enquiries from Borrower 1 from time to time, disclose to Borrower 1 the up-to-date Facility Valuation Limit under the Treasury Facility.

6.	The Bank shall have the right to, in its sole and absolute discretion, decide whether or not the Treasury Facility may be utilized in any particular instance and to specify any further terms and conditions on which it may be utilized.

7.	Borrower 1 acknowledges that Borrower 1 has received a copy of the Risk Disclosure Statement as more particularly set out in the Annex attached hereto (which shall be incorporated into and form part of this Facility Letter) and Borrower 1 confirms that Borrower 1 has read, fully understands and agrees with its contents. Borrower 1 further confirms that Borrower 1 was invited to read the Risk Disclosure Statement, to ask questions and seek independent advice if Borrower 1 deems necessary.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

C.	FACILITY FEE

A non-refundable arrangement fee (“Facility Fee”) at 0.1% of the Facility amount (i.e. HKD4l,500.00) shall be payable by the Borrower to the Bank upon acceptance of this Facility Letter and thereafter a review fee in such amount as the Bank may prescribe from time to time shall be payable upon each review of the Facility. The Bank is authorized to debit the Borrower’s designated account maintained with the Bank for the Facility Fee upon receipt of the Borrower’s acceptance of this Facility Letter and the relevant review fee in all subsequent reviews.

D.	CONDITIONS PRECEDENT

Availability/Continuation of the Facility shall be at the absolute discretion of the Bank (upon and subject to the terms and conditions contained in this Facility Letter) and subject to the Bank’s receiving all of the following documents in form and substance satisfactory to the Bank:-

(a)	This Facility Letter to be duly executed by the Borrower and acknowledged by all relevant guarantor(s) and/or the security provider(s) (if any);

(b)	Original General Agreement for Commercial Business to be duly executed by each Borrower;

(c)	Certified true copy of resolutions of the board of directors of each Borrower, approving this Facility Letter and authorizing:-

(i)	the borrowing of the Facility upon and subject to the terms and conditions of this Facility Letter and the General Agreement for Commercial Business;

(ii)	a person or persons to sign this Facility Letter and the General Agreement for Commercial Business and Charge on Deposit (where applicable) on behalf of each Borrower; and

(iii)	the execution of this Facility Letter, General Agreement for Commercial Business and Charge on Deposit (where applicable), any security documents to which the Borrower is a party and other related document(s) (if any);

(d)	Certified true copy of resolutions of the board of directors and shareholders of the Corporate Guarantor respectively, acknowledging this Facility Letter and authorizing:-

(i)	the provision of guarantee upon and subject to the terms and conditions of this Facility Letter and the guarantee (defined below);

(ii)	a person or persons to sign and acknowledge this Facility Letter on behalf of the Corporate Guarantor (defined below); and

(iii)	the execution of the guarantee (defined below) and any other related document(s) (if any);

(e)	Specimen signatures of each person authorized by the resolutions reffered to in sub-paragraphs (c) and (d) above;

(f)	Certified true copy of the Articles of Associations and other constitutional documents of the Borrower and the Corporate Guarantor;

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

(g)	Each of the Security Document as detailed below duly executed by the parties thereto;

(h)	Any other document, authorization, opinion or assurance as may be reasonably requested by the Bank from time to time; and

(i)	Perfection of the security interest in favour of the Bank under the Security Document as detailed below.

E.	SECURITY DOCUMENT

The granting of the Facility by the Bank shall be subject to the provision of the following by the Borrower and/or guarantor(s) and/or security provider(s):

1.	A Charge on Deposit to be duly executed by Borrower 1 in favour of the Bank in an amount of not less than HKD6,000,000.00 or its 103% equivalent in USD or its 110% equivalent in other foreign currency.

2.	A legal charge(s) with rental assignment over the property at Flat C3 and Flat C4 on 6th Floor and Car Parking Space No. C33 on the Car Park C Level and Car Parking Space No. D39 on the Car Park D Level, Flora Garden, No. 50 Cloud View Road, Hong Kong (the “Mortgaged Property”) with Siu Yuk Yin Eva and Au Oi Yee as the mortgagors, stamped for unlimited amount of general banking facilities granted to the Borrower (the “Mortgage/Charge”).

Fire Insurance on the Mortgaged Property shall be taken out through the Bank at your expenses naming the Bank as the sole loss payee. Alternatively, you may choose an insurer that is not on our approval list, however the policy should state “Dah Sing Bank, Limited” as the mortgagee and additional costs or fees will be charged. The original policy(ies) together with the original premium receipt(s) shall be lodged with us. You have options to take out the fire insurance for the Mortgaged Property on the basis of (i) the replacement cost (ii) the original loan amount (iii) the current loan value or (iv) other reasonable amount mutually agreed by you and us. If fire insurance is taken out to cover the replacement cost or other reasonable amount mutually agreed by you and us, the Bank shall conduct a valuation on the Mortgaged Property upon the renewal of the fire insurance policy(ies) and a valuation fee(s) will be charged. Please be advised that if the insured amount is lower than the replacement cost, you will be fully responsible for any shortfall between the cost of reinstating the Mortgaged Property and the amount of indemnity paid out from the fire insurance policy(ies) in case the Mortgaged Property is damaged/destroyed by fire.

You agree (in case of a third party Mortgage/Charge, the Mortgagor/Chargor and the Borrower jointly and severally agree) that if there is one or more existing Notices/ Demands/ Directions/ Orders/ Memoranda/ Letters whether or not registered in the Land Registry lodged or issued by the Government/ the Building Authority/ the Manager or Management Committee or Incorporated Owners of the estate of which the Mortgaged Property forms part/ other competent authority against the Mortgaged Property, you undertake to and will:

(a)	forthwith at your own costs and expenses comply with all such Notices/ Demands/ Directions/ Orders/ Memoranda/ Letters and at your own costs and expenses demolish and/ or remove all the unauthorized or illegal structure(s)/ alteration(s)/ addition(s) in or to or affecting the Mortgaged Property and reinstate the Mortgaged Property and procure a discharge of all the encumbrance(s) in question and to comply with all the terms of the encumbrances; and

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

(b)	at all times keep the Bank fully indemnified from and against all claims demands proceeding losses damages fines penalties costs charges and expenses which the Bank may suffer as a result of the existence of such Notices/ Demands/ Directions/ Orders/ Memoranda/ Letters and demolition of the unauthorized or illegal structure(s)/ alteration(s)/ addition(s) in question and of such compliance.

Drawdown/ utilization of the Facility herein prior to compliance does not prevent the Bank from issuing proceedings for breach of the covenants in the Mortgage/Charge to keep the Mortgaged Property unencumbered and for an Order for repossession.

In the event of failure to comply with any of these undertakings, the Bank may at its discretion call in the Facility herein and exercise any other rights as lender and/or mortgagee/chargee.

The Mortgage/Charge will contain usual provisions currently in use in Hong Kong as prepared by our appointed solicitors. The Facility herein will be secured on the Mortgaged Property. Pursuant to the terms of the Mortgage/Charge, we will be entitled to take possession of, and to sell, the Mortgaged Property upon your default in repaying any amount secured by the Mortgage/Charge. Further, the release of the Mortgage/Charge will be handled by a firm of solicitors chosen by you from our approved list of solicitors at your sole cost and expenses.

The Borrower shall not lease any of the Mortgaged Property without obtaining the Bank’s prior consent.

The Mortgaged Property is subject to periodic revaluation by the Bank’s appointed surveyor at its discretion with charges borne by you, if any.

3.	A Guarantee and Indemnity to be duly executed by Borrower 1 (“Corporate Guarantor l”), Borrower 2 (“Corporate Guarantor 2”) and Siu Yuk Yin Eva (the “Personal Guarantor”) for unlimited amount plus interest, costs and expenses due and owed by the Borrower.

(Corporate Guarantor 1 and Corporate Guarantor 2 to be hereinafter collectively referred to as the “Corporate Guarantor’’.)

4.	The Guarantor(s) / Security Provider Confirmation Letters to be duly executed by the Personal Guarantor.

5.	Such other security as the Bank may from time to time at its absolute discretion deem necessary.

F.	REPRESENTATIONS AND UNDERTAKINGS

The granting of the Facility shall be subject to the Borrower’s agreeing to the following representations and undertakings:

1.	Borrower 1 undertakes to provide to the Bank a copy of its half yearly management account within 90 days after the end of relevant accounting period on a yearly basis.

2.	Borrower 1 undertakes to provide to the Bank a copy of the debtor aging list on a half yearly basis, within 90 days after the end of each reporting period.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

3.	The Borrower undertakes to prepare audited financial statements in accordance with GAAP (Generally Accepted Accounting Principles) consistently applied in respect of each financial year and cause the same to be reported by its auditors, and deliver copies of the same to the Bank as soon as practicable, but in any event not later than 300 days (in the case of audited annual financial statements) after the end of the financial period to which they relate.

4.	Borrower 1 undertakes to channel to accounts maintained with the Bank for the amount of not less than 10% of its turnover (reflected in its latest financial statement).

5.	The Borrower will not, and procure that no group member will, (i) merge or consolidate with any company or person if such action would have a material adverse effect of the Borrower (save and except where the Borrower will remain the surviving entity); and (ii) change the nature and scope of business in any material aspect.

6.	The Borrower will promptly inform the Bank of (i) any material adverse change in its ownership, business and financial conditions of the group or any potential default under the Facility; and (ii) any change of their constitutional documents.

7.	The Borrower will promptly inform the Bank of any change of its directors or beneficial shareholders or amendment to its memorandum or articles of association or equivalent constitutional documents.

8.	The Borrower undertakes that it would not change its principal business and scope of business without the prior written consent of the Bank.

9.	The Borrower will promptly and fully inform the Bank in writing of any occurrence of which it becomes aware which might adversely affect its ability to perform any of its obligations under, or otherwise to comply with any of the obligations under, or otherwise to comply with any terms of, this Facility Letter and, without limiting the generality of the foregoing, will notify the Bank in writing of the occurrence of any event of default (if applicable) and any litigation, arbitration or administrative proceeding.

Without prejudice to our overriding right of withdrawal and repayment on demand, the Bank shall be entitled to terminate the Facility immediately (and any amount outstanding under the Facility shall become immediately due and payable) upon breach of any of the aforesaid undertakings on the part of the Borrower.

G.	JOINT AND SEVERAL OBLIGATIONS

If there is more than one Borrower, each Borrower agrees that:

(i)	all obligations and liabilities of the Borrowers under this Facility Letter are joint and several and in particular, each Borrower accepts that it is jointly and severally liable with the other Borrowers for all sum payable or owing to the Bank under this Facility Letter notwithstanding that such sums were incurred by the other Borrowers;

(ii)	each Borrower is liable for all obligations and liabilities of any other Borrowers outstanding under this Facility Letter regardless of any limitation imposed upon that Borrower in utilising the Facility;

(iii)	the Bank has no duty to inform and is not required to make any reference to the other Borrowers in relation to the utilisation of the Facility by any Borrowers;

(iv)	the obligations and liabilities of each Borrower shall not be affected by any extension of time or indulgence given by the Bank to any other Borrowers;

(v)	the Bank may amend, vary or revise any terms of this Facility Letter and suspend or terminate the Facility of any one or more of the Borrowers without, in consequence, prejudicing or adversely affecting its rights and remedies against any other Borrowers;

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

(vi)	the Bank may release or discharge any one or more of the Borrowers from the liability under this Facility Letter or make any other arrangement with any of such Borrowers without, in consequence, releasing or discharging or otherwise prejudicing or adversely affecting its rights and remedies against any other Borrowers, who shall be and continue to be bound by this Facility Letter; and

(vii)	the term “Borrower” throughout this Facility Letter refers to the Borrowers collectively and individually.

For the avoidance of doubt, reference to “Facility Letter” in the above paragraph includes any supplemental facility letter(s) in respect of the Facility to be entered into hereinafter.

H.	PARTNERSHIP’S LIABILITIES

In respect of a partnership Borrower, the Borrower agrees that:

(i)	the partners of such Borrower shall be jointly and severally responsible for all the obligations and liabilities of the Borrower under this Facility Letter (and any supplemental facility letter in respect of the Facility to be entered into hereinafter);

(ii)	notice served on any one of such partners shall be deemed to be service of such notice on all such partners; and

(iii)	upon any change in the partners or any partner dying or becoming bankrupt or insolvent, the Bank shall treat the partners for the time being as having full power to carry on the business of the Borrower and to deal with its assets as if there had been no such change, death or bankruptcy. For the avoidance of doubt, the dissolution of the partnership shall not affect the Borrower’s obligations and liabilities as partner(s) until the Bank’s actual receipt of written notice from the Borrower to such effect (but in any event no notice shall affect the Borrower’s obligations and liabilities for any transactions made with the Bank prior to the Bank’s receipt of the said notice) and, in case of the death of a partner, the liability of the estate of the deceased partner to the Bank shall cease only with regard to transactions made with the Bank subsequent to the Bank’s actual receipt of written notice of the death of the deceased partner.

I.	EXPENSES

All fees, legal costs and expenses incurred in connection with the negotiation, preparation, documentation and conclusion of the Facility and any matters arising thereunder shall be borne by the Borrower. The Borrower shall reimburse the Bank on demand for any such cost or expenses incurred by the Bank.

J.	PAYMENT OF FEES AND EXPENSES

The Borrower agrees the Bank shall be entitled to debit all fees, charges, commissions and expenses payable by the Borrower to the Bank, from time to time, from any of the Borrower’s designated account(s) maintained / to be maintained with the Bank without prior notice.

K.	COMPLIANCE RELATED CONDITIONS

1.	From time to time, you may (on the Bank’s request) provide to the Bank personal data as defined in the Personal Data (Privacy) Ordinance and any other information. The Bank is hereby authorized to use that data or information for the purposes referred to in the Bank’s Notice to Customers relating to Customers’ Data (“Notice”) given to you from time to time and to disclose such data or information to the persons referred to in that Notice for the purposes referred to in that Notice.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

2.	The Bank advises that in connection with the consideration of your application of the Facility, the Bank may obtain and consider credit report(s) on you and/or the surety(ies) provided by TransUnion Limited / Dun & Bradstreet (HK) Ltd. Should you and/or the surety(ies) wish to contact TransUnion Limited / Dun & Bradstreet (HK) Ltd. for the purpose of making a data access request or data correction request under the Personal Data (Privacy) Ordinance, you and/or the surety(ies) may do so by contacting TransUnion Limited / Dun & Bradstreet (HK) Ltd. directly:

For individual borrower/ guarantor / security provider:-	For company borrower /guarantor / security provider:-

TransUnion Limited	Dun & Bradstreet (HK) Ltd.
Consumer Relations Department 8th Floor, Tower 5, The Gateway,	Credit Bureau Solutions Unit 1308-1315, 13/F., BEA Tower, Millennium City 5,
15 Canton Road, Tsim Sha Tsui, Kowloon Telephone Hotline : (852) 2577-1816	418 Kwun Tong Road, Kwun Tong, Kowloon, H.K. CCRA Hotline : (852) 2516-1100
Fax : (852) 2578-4425	CCRA Fax : (852) 2960-4721
Email : ccra_enquiry@dnb.com

If TransUnion Limited / Dun & Bradstreet (HK) Ltd. agrees to comply with a data correction request made by you and/or the surety(ies), the Bank will, if you and/or the surety(ies) so request, use a new credit report obtained from TransUnion Limited / Dun & Bradstreet (HK) Ltd. including the corrected data as a basis for reconsideration of your application.

Notwithstanding the above, no credit report will be obtained on you and/or the surety(ies) which is/are listed company(ies), and the aforesaid regarding the obtaining of credil report shall be inapplicable to such listed company(ies).

3.	Subject to sub-paragraph (g) below, each Borrower, by accepting this Facility Letter, agrees to and acknowledges the following:-

(a)	Each Borrower acknowledges and agrees that, subject to sub-paragraph (b) below, any information with respect to such Borrower which is provided by such Borrower at the request of the Bank or collected in the course of dealings between such Borrower and the Bank may be disclosed to, or used and retained by, any credit reference agency or similar service provider for the purpose of verifying such information or enabling them to provide such information to other institutions (1) in order that they may carry out credit and other status checks in respect of such Borrower in its capacity as applicant for, or guarantor of, credit facilities; (2) for the purposes of reasonable monitoring of any indebtedness while there is a current default by such Borrower as borrower or guarantor; and/or (3) to assist them in collecting debts.

(b)	For a Borrower which is a limited company:

(i)	Any Borrower may by giving the Bank 90 days’ notice in writing (which will take effect from the date of receipt by the Bank) revoke the consent contained in sub-paragraph (a) above.

(ii)	If any Borrower gives notice to revoke the consent given pursuant to sub-paragraph (a) in accordance with sub-paragraph (b)(i): -

I.	subject to VI and VII below, the Bank may continue to disclose information pursuant to sub-paragraph (a) until the notice of revocation given pursuant to sub-paragraph (b)(i) expires;

II.	the Bank may notify all persons to whom the Bank is permitted to disclose information pursuant to sub-paragraph (a) of the fact that a notice of revocation has been given pursuant to sub-paragraph (b)(i);

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

III.	the Bank may regard the notice of revocation served on the Bank as also applying to the consent such Borrower has previously given in respect of all other credit facilities (including hire purchase or leasing loans) granted to such Borrower by the Bank;

IV.	the Bank may terminate the Facility and any other facilities provided to such Borrower with effect from the date to be advised by the Bank, subject to the terms and conditions by which the relevant facilities are governed;

V.	the credit reference agency or similar service provider may continue to retain information provided to it by the Bank in its internal archive for its internal use but not for provision of such information to other institutions when they seek credit reports;

VI.	the Bank may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade to the credit reference agency or similar service provider notwithstanding revocation of the consent referred to in paragraph (b)(i) above; and

VII.	the credit reference agency or similar service provider may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade and information which is a matter of public record notwithstanding the revocation of the consent referred to in paragraph (b)(i) above.

(c)	(For a Borrower which is a limited company) Subject to sub-paragraph (b), this consent shall remain in effect:

(i)	as long as the Borrower maintains an account relationship with the Bank and for a period of 5 years thereafter;

(ii)	if later, for the period of 5 years after the date of settlement following a payment default of more than 60 days.

(d)	For a Borrower which is a sole proprietorship or partnership or an individual, any Borrower may, upon termination of an account by full repayment without any refinancing from the Bank, instruct the Bank to make a request to the credit reference agency or similar service provider to delete relevant account data from its database, so long as the instruction is given within 5 years after account termination and at no time did the account have a default in payment for a period in excess of 60 days within 5 years immediately before account termination.

(e)	This consent is given by the Borrower, or if there are more than one Borrower, by each of the Borrowers severally.

(f)	This consent is in addition to and does not affect any agreement or consent contained in any account rules, terms and conditions or other contracts and agreements or documents governing any Borrower’s account and/ or borrowing relationship with the Bank.

(g)	Sub-paragraphs (a) to (f) above shall NOT BE APPLICABLE to a Borrower which is a listed company (regardless of its annual turnover) or a limited company with an annual turnover exceeding HK$100 million (“Requirements”), save for anv Borrower who had not met any of the Requirements previously and had therefore given (and had not revoked) such consent to us, sub-paragraphs (a) to (f) shall continue to be applicable to such Borrower.

4.	In respect of the Code of Banking Practice, we would draw to your attention that by accepting this Facility Letter, you have given your consent to our providing, from time to time, relevant information or documents in respect of the Facility or any subsequent amendment/renewal thereof including but not limited to loan outstanding, statement of account, copy of contract evidencing the obligation guaranteed and copy of formal demand for overdue payments to the guarantor(s) or security providers of the Facility.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

5.	The Bank may at any time, without notice to the Borrower, combine or consolidate all or any of the Borrower’s then existing accounts with the Bank and set-off or transfer any sum standing to the credit of any one or more of such accounts towards satisfaction of the Borrower’s liabilities in respect of any outstanding amount owed by the Borrower to the Bank, including but not limited to the principal loan amount under the Facility, accrued interests and all other sums which may from time to time be owing by or due from the Borrower to the Bank.

6.	In acknowledging this Facility Letter, the Borrower undertakes to advise us whether:-

(i)	the Borrower is a relative, spouse or trustee of any director, former director (within past 12 months), controller (as defined below) or employee of any member of the Bank Group (as defined below);

(ii)	the Bank or any of its directors or controllers or any relative of such directors or controllers is interested as director, partner, manager or agent of the Borrower;

(iii)	any of the directors or controllers of the Bank or any relative of such directors or controllers is a guarantor of the Borrower; or

(iv)	any director, former director (within past 12 months), chief executive or controller of any member of the Bank Group or any relative of such director, former director, chief executive or controller is holding 30% or more of the Borrower’s issued shares.

In the absence of such advice, the Bank will assume that the Borrower is not so related. The Borrower is also requested to advise the Bank in writing should the Borrower become so related subsequent to acknowledging this Facility Letter.

For the purpose of this Facility Letter, “controller” refers to any person directly or indirectly holding 10% or more of a company’s issued shares; “Bank Group” refers to Dah Sing Banking Group Limited, its subsidiaries, affiliates and other entities (including their subsidiaries, affiliates and special purpose entities) over which Dah Sing Banking Group Limited is able to exert control; and “affiliates” refers to any entity in which a controller of Dah Sing Banking Group Limited (including but not limited to Dah Sing Financial Holdings Limited) (i) has a beneficial interest in, or controls, 50% or more of the total number of ordinary shares; or (ii) is entitled to exercise, or control the exercise of, 50% or more of the voting power.

7.	A person who is not a party to this Facility Letter has no rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong). Nothing in this Facility Letter, whether expressed or implied, is intended to, or will, confer on any person any benefit or any right to enforce any term which such person would not have but for the aforementioned Ordinance.

8.	Pursuant to the Securities and Futures (OTC Derivative Transactions – Reporting and Record Keeping Obligations) Rules (the “Reporting Rules”), the Bank is required to report information about all OTC derivative transactions as specified under the Securities and Futures Ordinance (“Relevant Transactions”) to the trade repository operated by the Hong Kong Monetary Authority. The information that must be submitted in respect of each Relevant Transaction is set out in Schedule 1 to the Reporting Rules (“Relevant Information”). You hereby consent to the Bank’s reporting of Relevant Information in relation to Relevant Transactions entered into between the Bank and you in accordance with the Reporting Rules. You also acknowledge that the Bank, being a financial institution, is required to comply with certain reporting requirements imposed by regulatory or government authorities of various jurisdictions and you hereby consent to any disclosures of your information (including (but without limitation) the Relevant Information of the Relevant Transactions) made by the Bank in compliance with such reporting requirements.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

L.	OTHER TERMS AND CONDITIONS

The Facility is made available for your acceptance and/or draw down and/or utilization within 2 months from the date hereof and is subject to your provision of complete Security Documents and/or documentation at all times if any, and/or our availability of funds to you.

Where the Facility involves revolving credit facility including but not limited to Overdraft, Revolving Loan and Trade Facilities, the loan proceeds of the Facility must be used for genuine business needs and should not be used for property purchase or down payment.

The Bank shall be entitled to adjust the interest rate and charges on the Facility at its sole and absolute discretion at any time and from time to time by giving prior notice. The interest rate and charges as notified to you by us shall be final and conclusive.

The Bank shall be entitled to amend any terms and conditions as contained in this Facility Letter, the General Agreement for Commercial Business and any relevant documents in relation to the Facility at any time by giving prior notice.

Notwithstanding any terms to the contrary in other provisions of this Facility Letter, the Facility is subject to review at any time and in any event, and also subject to the Bank’s overriding right of withdrawal and repayment on demand at any time. The Facility shall be subject to modification, suspension, termination or cancellation at any time unconditionally by the Bank without giving any prior notice or reason therefor.

The Bank shall charge interest (where applicable) on any sum(s) outstanding or owing by the Borrower from time to time under the Facility. Unless otherwise specified, such interest (where applicable) shall accrue on a daily basis and shall be calculated, payable and compounded on such basis and in such manner as the Bank may determine at its absolute discretion. Except as otherwise specified, calculation of interests (if applicable) for the Facility drawn in Hong Kong Dollars, British Pounds, Singapore Dollars, South African Rand and/or Thailand Baht (collectively, “Group One Currencies”) shall be based on a 365-day year for both ordinary and leap years; whereas calculation of interests (if applicable) for the Facility drawn in any currencies other than Group One Currencies (including but not limited to United States Dollars) shall be based on a 360-day year for both ordinary and leap years.

Any amount(s) which is/are due but not paid on the due date(s) or any unauthorized overdraft (including overdraft after the expiry of relative overdraft limit) or overdraft exceeding the approved Overdraft Facility Limit will be subject to charge of overdue interest or unauthorized overdraft interest at (i) 10% per annum above the Prime Rate quoted by the Bank; (ii) the Bank’s cost of funds; or (iii) such other rates as set out in the prevailing Bank’s Corporate Banking Service Charges or Bank Service Charges (as may be applicable) from time to time (whichever is higher) until the date of final repayment of such overdraft amount. Interest on overdraft may be compounded monthly. The Borrower shall pay to the Bank overdue interest or unauthorized overdraft interest (as applicable) calculated daily on any sums due to the Bank but not paid based on a 365-day year for both ordinary and leap years for outstanding amount(s) in Group One Currencies or a 360-day year for both ordinary and leap years for outstanding amount(s) in any currencies other than Group One Currencies (including but not limited to United States Dollars). Overdue interest or unauthorized overdraft interests (as applicable) shall be payable within 2 working days after the 24th day of each month (“working day” herein means a day other than Sunday or public holiday in Hong Kong). The Bank shall have its sole and absolute discretion to change interest rate(s) applicable to the Borrower at any time and from time to time by giving prior notice.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

Time of repayment by the Borrower shall be of the essence.

The Bank shall be entitled to assign or transfer any of its rights, duties or obligations under this Facility Letter provided that prior written notice is given to the Borrower. The Borrower may not assign or transfer any of its rights, duties or obligations under this Facility Letter without the prior written consent of the Bank (such consent shall not be unreasonably withheld).

The Bank may record any telephone conversation between the Bank and you or any of your authorized signatories or (where applicable) person(s) to whom you have appointed to deal with the Bank in the course of its business.

In addition to the other rights provided to the Bank in this Facility Letter (and notwithstanding any provisions contained in the contractual documentation between the Obligor (defined below) and the Bank to the contrary), the Bank may without consulting with or obtaining consent from any of the Borrower, Guarantor and any party to the security documents referred to herein (other than the Bank) (each, “Obligor”), at any time charge, assign or otherwise create security (“Other Security”) in or over (whether by way of collateral or otherwise) all or any of its rights under this Facility Letter, guarantee and/or any security documents referred to herein (collectively, the “Finance Documents”) to secure obligations of the Bank including:

(a)	any charge, assignment or Other Security to secure obligations to a governmental/regulatory authority (or any such firm, company, trust or organization as appointed by such governmental/regulatory authority) or federal reserve or central bank; and

(b)	any charge, assignment or Other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Bank as security for those obligations or securities, except that no such charge, assignment or Other Security shall:

(i)	release the Bank from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Other Security for the Bank as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Bank under the Finance Documents.

The Borrower and/or Guarantor hereby undertakes to inform the Bank as soon as there is any change in the proprietorship or partnership or directorship or shareholders or partners of the company, except if such Borrower and/or Guarantor is/are listed company(ies).

This Facility Letter (together with the supplement facility letter(s) hereof, if any) and the Facility shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto shall submit to the non-exclusive jurisdiction of the Hong Kong courts. The illegality, invalidity or unenforceability of any provision of this Facility letter shall not affect the legality, validity or enforceability of any other provision.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

We offer full range of corporate banking services. As our valued clients, we are pleased to provide you with professional services and esteemed services at privileged offerings. The details of our contacts are as follows:

Designated Relationship Manager	Alan Chan	Telephone: (852) 2808-5269
Corporate Banking hotline		Telephone: (852) 2507-8122
General Insurance		Telephone: (852) 2808-5658

Please confirm your acceptance and understanding of the above and the Annex and Schedules 1 attached hereto (which shall be incorporated into and form part of this Facility Letter) by signing and returning to the Bank the duplicate copy of this Facility Letter at your earliest convenience.

Notwithstanding the aforesaid, this Facility Letter may be executed in any number of counterparts or duplicates, each of which shall be an original, and such counterparts or duplicates shall together constitute one and the same agreement.

It is our pleasure to commence relationship with your company. Please be assured of our best services at all times and we look forward to developing a mutually beneficial relationship between our two organizations.

Yours faithfully

For and on behalf of

Dah Sing Bank, Limited

Authorized Signature
Loan Documentation
Operations Division
SC/h1

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No. 248 Queen’s Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL210618 [GBF]

Neo-Concept (Holdings) Company Limited

Neo-Concept International Company Limited

Acceptance and Confirmation

I/We have read the terms and conditions set out in this Facility Letter and hereby confirm my/our agreement to be bound by them.

For and on behalf of	For and on behalf of
NEO-CONCEPT (HOLDINGS) COMPANY LIMITED	NEO-CONCEPT INTERNATIONAL COMPANY LIMITED

(as borrower/depositor/guarantor)	(as borrower/guarantor)
Date:	Date:

SIU YUK YIN EVA	AU OI YEE
(as guarantor/mortgagor)	(as mortgagor)
Date:	Date: